Exhibit 3.8

AMENDED AND RESTATED BY-LAWS

OF

GATEWAY TRADE CENTER INC.

ARTICLE I - OFFICES

The office of the corporation in New York shall be that set forth in the certificate of incorporation or in the most recent amendment of the certificate of incorporation of Gateway Trade Center Inc. (the “Corporation”) or resolution of the Board of Directors of the Corporation (the “Board”) filed with the Secretary of State of New York changing the Corporation’s office.

The Corporation may also have offices at such other places within or without the State of New York as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS

1.                                       PLACE OF MEETINGS.

Meetings of shareholders may be held at any place, within or without the State of New York, designated by the Board and, in the absence of such designation, shall be held at the principal office of the Corporation.

2.                                       ANNUAL MEETING.

Unless otherwise designated by the Board, the annual meeting of the shareholders shall be held once each year on such date and at such time as may be determined by the Board; provided that such date shall not be more than thirteen months from the last annual meeting of shareholders of the Corporation.

At the annual meeting, the shareholders, voting as provided in the certificate of incorporation, shall elect directors to the Board, and shall transact such other business as may properly come before them.

3.                                       SPECIAL MEETINGS.

Special meetings of the shareholders may be called from time to time by the Board or by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding or as otherwise required under applicable law.  Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.                                       FIXING RECORD DATE.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed, the record date for the determination of shareholders entitled to vote at a meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, and the record date for the determination of shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted or as otherwise required by applicable law.  When a record date has been fixed as provided above, such record date shall apply to any adjournment of the meeting unless the Board determines a new record date.

Only shareholders of record on the record date shall be entitled to notice, vote consent, receive a dividend, receive an allotment of rights or otherwise notwithstanding any transfer of shares on the books for the Corporation after such record date.  The Board may close the books for the Corporation against the transfer of shares during the whole or any part of such period.

5.                                       NOTICE OF MEETINGS OF SHAREHOLDERS.

Written notice of each meeting of shareholders shall be sent to shareholders of record on the record date for such meeting and shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.  Notice may be written or electronic and shall be given either personally, by fax, by electronic mail, by express delivery or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting.  If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect.  If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if such shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to such shareholder at such other address.  If transmitted electronically, such notice is given when directed to the shareholder’s electronic email address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions.

Notice of any adjourned meeting of shareholders shall be given to all shareholders who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other shareholders.

6.                                       WAIVER OF NOTICE.

Any shareholder, or the representative entitled to vote any shares so represented, may waive notice of any shareholder meeting by executing a written waiver of such notice either before, at or after such meeting; provided, however, that the attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

7.                                       QUORUM OF SHAREHOLDERS.

Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a particular class or series of shares, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders present may adjourn the meeting despite the absence of a quorum.  At adjourned meetings at which a quorum is present any business may be transacted which might have been transacted at the original meeting so adjourned.

8.                                       PROXIES.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his or her attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.                                       QUALIFICATION OF VOTERS.

Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

10.                                 VOTE OF SHAREHOLDERS.

Except as otherwise required by statute or by the certificate of incorporation, all elections for directors shall be decided by plurality vote and all other corporate action to be taken by vote of shareholders shall be authorized by a majority of votes cast at the meeting of shareholders by the holders of shares present or represented at the meeting entitled to vote thereon.  Shareholders shall not have the right to cumulate votes in the election of directors.  Abstentions shall not constitute a vote cast.

11.                                 WRITTEN CONSENT OF SHAREHOLDERS.

Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in accordance with Section 615 of the New York Business Corporation Law, as the same may be amended from time to time, or in accordance with such other statutory provision as may be substituted therefore.

ARTICLE III - DIRECTORS

1.                                       BOARD OF DIRECTORS.

Subject to any provision in the certificate of incorporation, the business of the Corporation shall be managed by its Board.  The Board shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all the powers of the Corporation except as otherwise provided in the certificate of incorporation or under applicable law.

2.                                       NUMBER OF DIRECTORS.

The Board shall, upon adoption of these bylaws, consist of five directors, which number may be modified by decision of the Board from time to time by resolution of a majority of the full Board.  No decrease shall shorten the term of any incumbent director.  Directors shall be at least 18 years of age and need not be shareholders.

3.                                       ELECTION AND TERM OF DIRECTORS.

At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting.  Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

4.                                       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, even if less than a quorum exists, unless otherwise provided in the certificate of incorporation.  Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation.  A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor and until his successor has been elected and qualified.

5.                                       REMOVAL OF DIRECTORS.

Except as otherwise provided under the certificate of incorporation or applicable law, any or all of the directors may be removed for cause by vote of the shareholders or by action of the Board.  Except as otherwise provided under the certificate of incorporation or applicable law, directors may be removed without cause only by vote of the shareholders.

6.                                       RESIGNATION.

A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.                                       QUORUM OF DIRECTORS.

Unless a greater proportion is required by the certificate of incorporation, a majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business.

8.                                       ACTION OF THE BOARD.

Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

Unless otherwise restricted in the certificate of incorporation, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Unless otherwise restricted by the certificate of incorporation, any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

9.                                       PLACE OF BOARD MEETINGS.

The Board may hold its meetings at the office of the Corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

10.                                 REGULAR ANNUAL MEETING.

A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.                                 NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

(a)                                  Regular meetings of the Board may be held without notice at such time and place as the Board shall from time to time determine.  Special meetings of the Board shall be held upon notice to the directors and may be called by the President, the Secretary or any director upon 24-hour notice to each director, written or electronic, either personally, by fax, by electronic mail, by express delivery, by telephone or by mail.  Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before, at or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

(b)                                 A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12.                                 CHAIRMAN.

The Board shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board.  The Chairman of the Board shall preside at the annual meeting of shareholders and at all meetings of the Board.  In addition to any specific powers conferred by these bylaws, the Chairman of the Board shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board.

13.                                 EXECUTIVE AND OTHER COMMITTEES.

The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors.  Each such committee shall serve at the pleasure of the Board in all acts except those prohibited by law.  The Board shall make such regulations as it deems advisable with respect to the membership, authority and procedures of such committee; provided, however, that in no event shall a committee have power to amend these bylaws.

14.                                 COMPENSATION.

Directors may receive such fixed sum per meeting attended, such fixed annual sum or such other compensation as may be determined by the Board for their services on the Board or any committee thereof.  Directors may also receive expense reimbursements for their attendance at meetings of the Board or any committee thereof as determined by the Board.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV - OFFICERS

1.                                       OFFICES, ELECTION, TERM.

Unless otherwise provided for in the certificate of incorporation, the Board may elect or appoint a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as it may determine who shall have such duties, powers and functions as hereinafter provided or as otherwise determined by the Board.

All officers shall be elected or appointed to hold office until the meeting of the Board following the annual meeting of shareholders or until their successor has been appointed or elected or until their prior resignation or removal.

2.                                       REMOVAL, RESIGNATION, SALARY, ETC.

Any officer elected or appointed by the Board may be removed by the Board with or without cause.  In the event of the death, resignation or removal of an officer, the Board in its discretion, may elect or appoint a successor to fill the unexpired term.

Any two or more offices may be held by the same person.  The compensation of all officers shall be fixed by the Board.

3.                                       PRESIDENT.

In the absence of the Chairman, the President may preside at meetings of the Board and at the annual meeting of shareholders.  The President shall have general executive powers, and, in addition to any specific powers conferred by these bylaws, he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board or the Chief Executive Officer.  The President may also be Chief Executive Officer of the Corporation.  In the absence of the Chief Executive Officer, he shall perform all the duties of the Chief Executive Officer.

4.                                       VICE-PRESIDENTS.

Each Vice President shall have such powers and shall perform such duties as may be specified in these bylaws or prescribed by the Board or by the President.  In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board.

5.                                       CHIEF EXECUTIVE OFFICER

The Chief Executive officer shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Chief Executive Officer, or imposed by these bylaws.  He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board.  The Chief Executive Officer may also serve as President.

6.                                       SECRETARY.

The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board, shall give proper notice of meetings of shareholders and the Board, and shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

7.                                       ASSISTANT-SECRETARIES.

During the absence or disability of the Secretary, the assistant-secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

8.                                       TREASURER.

The Treasurer, subject to the order of the Board, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board, all the powers and duties commonly incident to his office, and shall give bond in such form and amount and with such sureties as shall be required by the

Board.  The Treasurer shall keep accurate accounts of all monies of the Corporation received or disbursed.  He shall deposit all monies, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositaries as the Board shall from time to time designate.  He shall have power to endorse for deposit all notes, checks and drafts received by the Corporation.  He shall disburse the funds of the Corporation in the manner prescribed by the Board, making proper vouchers therefore.  He shall render to the Chief Executive Officer, President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer or the President.

9.                                       ASSISTANT-TREASURER.

During the absence or disability of the Treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Treasurer.

10.                                 SURETIES AND BONDS.

In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such, surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

ARTICLE V - CERTIFICATES FOR SHARES

1.                                       CERTIFICATES.

Shares of stock of the Corporation may be certificated or uncertificated, as provided by the laws of the State of New York.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Certificated shares shall be numbered and entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and the number of shares and shall be signed by (1) the President or a Vice-President and (2) the Treasurer, Secretary or an assistant-secretary and shall bear the corporate seal.  Such signatures may be manual or facsimile thereof.

Any uncertificated shares shall be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange on which the stock of the corporation may from time to time be traded.

2.                                       LOST OR DESTROYED CERTIFICATES.

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the owner of the lost or destroyed certificate or his legal representative claiming the certificate to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

3.                                       TRANSFERS OF SHARES.

Shares of stock shall be transferable on the books of the Corporation upon receipt by the Corporation or its transfer agent of appropriate documents evidencing such transfer and, in the case of stock represented by a certificate, upon surrender of such certificate.  Subject to the foregoing, the Board shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.  A transfer book shall be kept in which all transfers of stock shall be recorded.  Every person becoming a shareholder by such transfer shall succeed to all rights and liabilities of the prior holder of such shares.  The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person whether or not it shall have express notice thereof, except as otherwise required by law.

ARTICLE VI - DIVIDENDS

Subject to the provisions of the certificate of incorporation, these bylaws and applicable law, the Board may declare dividends on the outstanding shares of the Corporation out of any funds available therefore at such times and in such amounts as the Board may determine.  Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation and the Board may modify or abolish any such reserves as the Board shall deem advisable.

ARTICLE VII - CORPORATE SEAL

The corporate seal of the Corporation shall consist of the name of the Corporation and the name of the State of incorporation and shall be in such form and bear such other inscription as the Board may determine.  The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.  The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation.

ARTICLE VIII - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

ARTICLE IX - BOOKS AND RECORDS; FISCAL YEAR

The Board of the Corporation shall cause to be kept in the office of the Corporation: (a) a share register, giving the names and addresses of the shareholders, the number and classes of shares held by each, and the dates on which the certificates therefore were issued; (b) records of all proceedings of shareholders and directors; (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business; and (d) bylaws of the Corporation and all amendments thereto.

The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the certificate of incorporation in these bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XI — INDEMNIFICATION

Any person who at any time (i) shall serve or shall have served as a director or officer of the Corporation or (ii) at the request of the Corporation, shall serve or shall have served any other corporation, association, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, trustee or officer, or in any other capacity and the heirs, executors and administrators of such person, shall be indemnified by the Corporation and its expenses incurred in defending a criminal action or proceeding reimbursed or advanced in accordance with and to the fullest extent permitted by New York law, including the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended.  The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled by contract or otherwise.

The provisions of this Article XI shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves in any such capacity at any time while this Article XI and the relevant provisions of New York law, as the same exists or may hereafter be amended, may be in existence; and any amendment of any such law or of this Article XI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

The Corporation shall have the power, to the fullest extent permitted by New York law, as the same exists or may hereafter be amended, to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such whether or not the Corporation would have the power to indemnify him against any such liability under the provisions of this Article XI.

ARTICLE XII - AMENDMENTS

These bylaws may be amended by a vote of the majority of the whole Board at any meeting.

The shareholders may amend or repeal these bylaws and may alter, amend or repeal any bylaws or bylaw amendments made by the Board by affirmative vote of a majority of the shares entitled to vote generally, cast at any annual meeting or at any special meeting of shareholders called for such purpose.

The undersigned Assistant Secretary of the Corporation certifies that these bylaws were duly adopted by the shareholders of the Corporation in accordance with the requirements of the New York Business Corporation Law on August 6, 2010.

/s/ Paul I. Detwiler, III
Assistant Secretary